Exhibit 99.1

News Release

For Immediate Release	For: Contact:	Whitehall Jewellers, Inc. John R. Desjardins Executive Vice President, Chief Financial Officer 312/762-9751

WHITEHALL JEWELLERS, INC. ANNOUNCES THAT THE JANUARY 19, 2006 SPECIAL MEETING
OF STOCKHOLDERS WILL BE POSTPONED UNTIL JANUARY 25, 2006

Chicago, Illinois, January 18, 2006 – The Board of Directors of Whitehall Jewellers, Inc. (OTC: JWLR.PK; “Whitehall” or the “Company”) announced today that it has reached a definitive agreement with both Prentice Capital Management, L.P. (“Prentice”) and Newcastle Partners, L.P. (“Newcastle”) to postpone the Company’s Special Meeting of Stockholders originally scheduled for January 19, 2006 until January 25, 2006. The meeting will be held beginning at 10:00 AM, CST at a location in Chicago, Illinois to be announced by the Company shortly.
About Whitehall Jewellers
Whitehall Jewellers, Inc. is a national specialty retailer of fine jewelry, operating 376 stores in 38 states. The Company has announced that it intends to close a number of stores in the near term. The Company operates stores in regional and super regional shopping malls under the names Whitehall Co. Jewellers, Lundstrom Jewelers and Marks Bros. Jewelers.